Execution Version

AMENDMENT NO. 4 TO LOAN AND SECURITY AGREEMENT

THIS AMENDMENT NO. 4 TO LOAN AND SECURITY AGREEMENT (this "Agreement") is entered into as of July 31, 2012 among Teavana Corporation, a Georgia corporation (the "Company"), ST Acquisition Company, a Connecticut corporation ("ST"; the Company and ST are referred to herein, collectively, as "Borrowers" and, individually, as a "Borrower"), Teavana Holdings, Inc., a Delaware corporation ("Holdings"),Teavana Franchising Corporation, a Georgia corporation ("TFC"), Teavana International, Inc., a Georgia corporation ("TI"), Teavana Gift Company, a Colorado corporation ("TGC"; Borrowers, Holdings, TFC, TI and TGC are referred to herein, collectively, as "Obligors" and, individually, as an "Obligor"), and Fifth Third Bank, an Ohio banking corporation ("Bank").

W I T N E S S E T H:

WHEREAS, Obligors (other than TGC) and Bank have entered into that certain Loan and Security Agreement dated as of June 12, 2008 (as heretofore amended, modified or otherwise supplemented, the "Loan Agreement");

WHEREAS, pursuant to that certain Joinder Agreement dated as of April 22, 2011 between TGC and Bank, TGC agreed to be deemed an Obligor under the Loan Agreement and to have all of the obligations of an Obligor thereunder; and

WHEREAS, Obligors desire to amend the Loan Agreement as set forth herein, and Bank is willing to do so on the terms and subject to the conditions set forth herein;

NOW, THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

      Definitions. Terms defined in the Loan Agreement which are used herein shall have the same meanings as are set forth in the Loan Agreement for such terms unless otherwise defined herein.
      Amendment. Upon the occurrence of the Effective Time (as hereinafter defined):
        The following defined terms are added to Section 1.1 of the Loan Agreement to be set forth in their proper alphabetic locations:

        Canadian Investment Cap means, at any time, the sum of: (a) $4,000,000, plus (b) during the period beginning on June 11, 2012 and ending on June 10, 2013, the lesser of $4,000,000 and the amount by which Availability at such time exceeds $5,000,000, plus (c) during the period beginning on June 11, 2013 and ending on June 10, 2014, the lesser of $2,000,000 and the amount by which Availability at such time exceeds $5,000,000.

        Teavana Lux means Teavana LuxCo, a Luxembourg Societe a responsabilite limitee.

        The following defined terms set forth in Section 1.1 of the Loan Agreement are amended and restated in their entirety as follows:

        Pledge Agreements means, collectively, (a) that certain Pledge Agreement dated as of June 12, 2008 entered into by Holdings in favor of Bank, (b) that certain Pledge Agreement dated as of June 12, 2008 entered into by the Company in favor of Bank, (c) that certain Pledge Agreement dated as of April 22, 2011 entered into by the Company in favor of Bank, (d) that certain Pledge Agreement dated on or about August 1, 2012 entered into by Holdings in favor of Bank, and (e) any other pledge agreement entered into by any other Pledgor in favor of Bank.

        Section 4.17 of the Loan Agreement is amended and restated in its entirety as follows:

        4.17 Subsidiaries. Holdings' only direct Subsidiaries are the Company, TI, ST and Teavana Lux, and Holdings has no other Subsidiaries or equity investments in any other Person. The Company's only Subsidiaries are TFC and TGC, and the Company has no other Subsidiaries or equity investments in any other Person. Teavana Lux's only Subsidiary is Teavana Canada, and Teavana Lux has no other Subsidiaries or investments in any other Person. None of TFC, TI, ST, TGC nor Teavana Canada has any Subsidiaries or equity investments in any Person.

        Clause (iii) of Section 6.5 of the Loan Agreement is amended and restated in its entirety as follows:

        (iii) Investments by any one or more of Holdings and the Company in or to Teavana Lux, and by any one or more of Teavana Lux, Holdings or the Company in or to Teavana Canada, in an aggregate amount not to exceed at any time the sum of (x) the Canadian Investment Cap at such time, plus (y) only for purposes of paying, and so long as such Investments are used to pay, the Purchase Price (as defined in the Teaopia Purchase Agreement) and other amounts payable by Teavana Canada under the Teaopia Purchase Agreement, $27,287,500; and

        Section 6.10 of the Loan Agreement is amended by deleting the word "and" from the end of clause (ii) thereof and by adding the following immediately prior to the period at the end of clause (iii) thereof:

        , (iv) Restricted Payments made among Borrowers, and (v) other Restricted Payments made to any Obligor up to an aggregate amount of $2,000,000

        Section 6.17 of the Loan Agreement is amended and restated in its entirety as follows:

        6.17 Subsidiaries. Form, acquire or permit to exist any Subsidiaries (other than (i) the Company, TI, ST and Teavana Lux as Subsidiaries of Holdings, (ii) Teavana Canada as a Subsidiary of Teavana Lux, and (iii) TFC and TGC as Subsidiaries of the Company).

        Section 8.17 of the Loan Agreement is amended and restated in its entirety as follows:

      8.17 Teavana Canada and Teavana Lux. Notwithstanding anything in this Agreement or any other Financing Agreement to the contrary, (a) neither Teavana Canada nor Teavana Lux shall be required to guaranty the Liabilities or to grant to Bank a security interest in any of its property (including its rights under the Canadian License Agreement (as defined in Amendment No. 3)) to secure the Liabilities, (b) no Equity Interests of Teavana Canada shall be pledged by Teavana Lux to Bank to secure the Liabilities, and (c) only the following Equity Interests of Teavana Lux shall be pledged by Holdings to Bank to secure the Liabilities pursuant to such documents, instruments and agreements as Bank may reasonably require: (i) 65% of the Equity Interests of Teavana Lux constituting the total combined classes of Equity Interests entitled to vote, and (ii) 100% of the non-voting Equity Interests of Teavana Lux.

      Consent; Waiver. Upon the occurrence of the Effective Time (as hereinafter defined), (a) notwithstanding the provisions of Sections 4.17 and 6.17 of the Loan Agreement, Bank hereby consents to the following: (i) the formation by Holdings of Teavana Lux as a Subsidiary of Holdings, (ii) the transfer by Holdings to Teavana Lux of the Equity Interests of Teavana Canada, (iii) the assignment by the Company to Holdings and the subsequent assignment by Holdings to Teavana Lux of that certain Promissory Note dated June 11, 2012 in the original principal amount of CAD $16,624,748.43 issued by Teavana Canada to the Company in connection with the Teaopia Acquisition, (iv) the assignment by the Company to Teavana Lux of the Canadian License Agreement (as defined in Amendment No. 3), (v) the conversion, if any, of Teavana Canada to a British Columbia unlimited liability company, (vi) the execution, delivery and performance of that certain Cost Sharing Agreement to be dated on or about August 1, 2012 between the Company and Teavana Lux, (vii) the license of certain non-US intellectual property rights from the Company to Teavana Lux, (viii) the formation, if any, of an intermediate holding company by Teavana Lux solely to hold the capital stock of Teavana Canada, and (ix) any future assignment by the Company to Teavana Lux of a promissory note issued by Teavana Canada to the Company in an amount of up to $1,000,000 (each of (i) through (ix), the "Teavana Lux Formation"), and (b) Bank hereby waives any Event of Default that may exist on the date hereof under Sections 4.17 and 6.17 of the Loan Agreement resulting from the Teavana Lux Formation. The foregoing waivers are specifically limited in time and scope to the Teavana Lux Formation and shall not be deemed to extend or apply to any other event or occurrence in existence as of the date hereof or arising hereafter. In addition, the foregoing waivers shall not be deemed to constitute a custom or a practice on the part of Bank and shall not establish or be deemed to have established a course of dealing among Bank and Obligors under the Loan Agreement or any other Financing Agreement.
      Release. Reference is hereby made to that certain Pledge Agreement dated as of October 27, 2011 made by Holdings in favor of Bank (the "Teavana Canada Pledge Agreement"). Upon the occurrence of the Effective Time, (a) the Teavana Canada Pledge Agreement shall be terminated, cancelled and of no further force and effect, and (b) Bank hereby releases and terminates, and shall be deemed to have released and terminated, all security interests, liens, pledges or other encumbrances in or on the "Collateral" (as defined the Teavana Canada Pledge Agreement) in favor of Bank. The foregoing terminations, releases and authorizations are specifically limited in scope to the Teavana Canada Pledge Agreement and the "Collateral" (as defined in each of the Teavana Canada Pledge Agreement) and shall not be deemed to extend or apply to any other Financing Agreement, any other Collateral or any other matter, event or occurrence in existence as of the date hereof or arising hereafter. In addition, the foregoing terminations, releases and authorizations shall not be deemed to constitute a custom or a practice on the part of Bank and shall not establish or be deemed to have established a course of dealing among Bank and Obligors under the Loan Agreement or any other Financing Agreement.
      Conditions. The terms of Sections 2, 3 and 4 of this Agreement shall become effective only when each of the following conditions has been completely satisfied as determined by Bank in its discretion (the time of such satisfaction being hereinafter referred to as the "Effective Time;" the Effective Time shall be deemed to occur on the date of this Agreement (the "Effective Date") unless Bank provides written notice to the contrary to Obligors):
        Documents. Bank shall have received each of the following agreements, instruments and other documents, in each case in form and substance acceptable to Bank in its discretion:
            this Agreement duly executed and delivered by Obligors and Bank; and
            the documents, instruments, agreements, opinions, certificates and other items listed on the Document Checklist attached hereto as Exhibit A; and
            such other documents, instruments, agreements, opinions, certificates and other items as Bank may reasonably request in connection with this Agreement.
        Representations and Warranties; No Event of Default. As of the date hereof (and, if different, also as of the Effective Date) (a) the representations and warranties contained herein, in the Loan Agreement (as amended hereby) and in each other Financing Agreement shall be true and correct in all material respects (both immediately before and after giving effect to consummation of the transactions contemplated hereby), except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case it shall be true and correct in all material respects as of such earlier date; and (b) after giving effect to the provisions of Section 3 hereof, no Event of Default has occurred and is continuing.
        Proceedings.  All corporate and other proceedings taken in connection with the transactions contemplated hereby and all agreements, instruments, certificates and other documents relating thereto shall be in form and substance reasonably satisfactory to Bank, as determined in its discretion.
        Fees. All fees and out-of-pocket expenses required to be paid to Bank and Bank's special counsel on or prior to the Effective Date shall have been paid in full.
      Consent of Guarantors. Each of Holdings, TFC, TI and TGC, in its capacity as a guarantor under any one or more of the Guaranties and any other guaranties made by any one or more of Holdings, TFC, TI and TGC in favor of Bank, hereby consents to this Agreement and the Amendment Documents and the amendments, consents and waivers contained herein and confirms and agrees that, notwithstanding this Agreement and the Amendment Documents and the effectiveness of the amendments, consents and waivers contained herein, each of the Guaranties and each such other guaranty is, and shall continue to be, in full force and effect and is hereby confirmed and ratified in all respects notwithstanding the terms of this Agreement, the Amendment Documents or any other amendment to the Loan Agreement. Nothing herein is intended or shall be deemed to limit Bank's rights under any of the Guaranties or any other guaranty made by any one or more of Holdings, TFC, TI and TGC in favor of Bank to take action without the consent of any one or more of Holdings, TFC, TI and TGC in its capacity as a guarantor under any of the Guaranties or any such other guaranty.
      Representations and Warranties.
        Authority, Authorization, Enforceability, No Conflict. Each Obligor represents and warrants that: (a) the execution and delivery by such Obligor of this Agreement, each other document, instrument and agreement to be executed and delivered by such Obligor in connection herewith (collectively, the "Amendment Documents") and the Loan Agreement (as amended hereby), and the performance of such Obligor's obligations hereunder and thereunder: (i) are within the corporate powers of such Obligor; (ii) are duly authorized by the board of directors of such Obligor, and, if necessary, the shareholders of such Obligor; (iii) are not in contravention of the terms of the Organization Documents of such Obligor, or of any document evidencing any Contractual Obligation to which such Obligor is a party or any judgment, decree or order of any Governmental Authority to which such Obligor or its Property is subject; (iv) do not require any governmental consent, registration or approval or any filing with or notice to any Governmental Authority; (v) do not contravene any order, injunction, writ or decree of any Governmental Authority to which any Obligor or its Property is subject; and (vi) will not result in the imposition of any Lien upon any property of such Obligor under any document evidencing any Contractual Obligation (other than Liens in favor of Bank under the Loan Agreement, as amended hereby); (b) each of this Agreement, the Amendment Documents, the Loan Agreement and each of the other Financing Agreements, after giving effect hereto, constitutes the legal, valid and binding obligation of each Obligor party thereto, enforceable against each such Obligor in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally or by general equitable principles; (c) as of the date hereof, and (after giving effect hereto and consummation of the transactions contemplated hereby) as of the Effective Date, there exists no Event of Default; and (d) all conditions set forth in Section 4 of this Agreement have been satisfied in full (provided that no representation or warranty is made as to Bank's acceptance or satisfaction with any matter).
        Reaffirmation. Each Obligor hereby reaffirms all covenants, representations and warranties made in the Loan Agreement and all other Financing Agreements to which such Obligor is a party (after giving effect hereto).
      Release. Each Obligor for itself and its shareholders and affiliates and the successors, assigns, heirs and representatives of each of the foregoing does hereby fully, finally and unconditionally release and forever discharge Bank and its shareholders, affiliates, agents, attorneys, employees, directors, and officers and the successors, assigns, heirs and representatives of each of the foregoing, from any and all debts, claims, obligations, damages, costs, attorneys' fees, suits, demands, liabilities, actions, proceedings and causes of action, in each case whether known or unknown, contingent or fixed, direct or indirect and of whatever nature or description and whether in law or in equity under contract, tort, statute or otherwise, which any Obligor has heretofore had or now or hereafter can, shall or may have by reason of any act, omission or thing whatsoever done or omitted to be done on or prior to the Effective Date arising out of, connected with or related in any way to this Agreement, the Amendment Documents, the Loan Agreement or any other Financing Agreement, any proposal letter, commitment letter or term sheet, or any act, event or transaction related or attendant thereto, the agreements of Bank contained therein, the possession, use, operation or control of any of the assets of any Obligor, the making of any Loan or any other advances, the management of any Loan or other advances or the Collateral.
      References, Etc.
        On and after the Effective Date, (a) each reference in the Loan Agreement to "this Agreement," "hereunder," "hereof," "herein," or words of like import shall mean and be a reference to the Loan Agreement as amended hereby, and (b) each reference to the Loan Agreement in all other Financing Agreements shall mean and be a reference to the Loan Agreement as amended hereby.
        Except as otherwise provided herein, the Loan Agreement, all other Financing Agreements, all covenants, representations and warranties made therein, and all other documents, instruments and agreements executed or delivered in connection therewith, shall remain in full force and effect, and are hereby reaffirmed, ratified and confirmed.
        The execution, delivery and effectiveness of this Agreement and the Amendment Documents shall not, except as specifically stated herein, (a) amend the Loan Agreement or any other Financing Agreement, (b) operate as a waiver of any right, power or remedy of Bank, or (c) constitute a waiver of, or consent to any departure from, any provision of the Loan Agreement, any Financing Agreement or any other documents, instruments and agreements executed or delivered in connection therewith.
        Each Obligor acknowledges and agrees that: (a) as of the date hereof (and, if different, also as of the Effective Date), such Obligor has no defenses, claims or set-offs to the payment of the Liabilities or to the enforcement of the Liabilities, the Loan Agreement or any of the other Financing Agreements; and (b) the Liens granted to Bank by such Obligor are and remain valid perfected Liens in the assets of such Obligor securing the payment and performance of the Liabilities.
        This Agreement and the Amendment Documents shall be deemed Financing Agreements for the purposes of the Loan Agreement.
      Miscellaneous.
        Costs and Attorneys' Fees. Borrowers jointly and severally agree to reimburse Bank on demand for all expenses and fees paid or incurred in connection with the analysis, documentation, negotiation and closing of this Agreement and the Amendment Documents, including lien search, filing and recording fees and the fees and expenses of Bank's attorneys (including all fees of all paralegals and other staff employed by such attorneys), whether such expenses and fees are incurred prior to or after the date hereof.
        Further Assurances. Each Obligor hereby agrees from time to time, as and when reasonably requested by Bank, to execute and deliver or cause to be executed and delivered, all such documents, instruments and agreements and to take or cause to be taken such further or other action as Bank may reasonably deem necessary or desirable in order to carry out the intent and purposes of this Agreement and the Amendment Documents.
        Parties. Whenever in this Agreement there is reference made to any of the parties hereto, such reference shall be deemed to include, wherever applicable, a reference to the successors and assigns of each Obligor and the successors and assigns of Bank, and the provisions of this Agreement shall be binding upon and shall inure to the benefit of said successors and assigns.
        Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.
        Governing Law. This Agreement shall be governed by and construed in accordance with, and any dispute between the parties hereto arising out of, connected with, related to, or incidental to the relationship established between them in connection with this Agreement, and whether arising in contract, tort, equity, or otherwise, shall be resolved in accordance with, the internal laws of the State of New York (including Sections 5-1401 and 5-1402 of the New York General Obligations Law, but excluding all other choice of law and conflicts of law rules).
        WAIVER OF JURY TRIAL. EACH OBLIGOR AND BANK WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, BETWEEN BANK AND SUCH OBLIGOR ARISING OUT OF, CONNECTED WITH, RELATED TO OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER AMENDMENT DOCUMENT OR THE TRANSACTIONS RELATED HERETO OR THERETO.
        Headings. Section titles contained in this Agreement shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement among the parties.
        Counterparts. This Agreement may be executed and accepted in any number of counterparts, each of which shall be an original with the same effect as if the signatures were on the same instrument. The delivery of an executed counterpart of a signature page to this Agreement by telecopier or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Agreement.

[signature page follows]

IN WITNESS WHEREOF, this Amendment No. 4 to Loan and Security Agreement has been duly executed as of the day and year first above written.

TEAVANA CORPORATION

By: /s/ Daniel P. Glennon

Name: Daniel P. Glennon

Title: Chief Financial Officer

ST ACQUISITION COMPANY

By: /s/ Daniel P. Glennon

Name: Daniel P. Glennon

Title: Chief Financial Officer

TEAVANA HOLDINGS, INC.

By: /s/ Daniel P. Glennon

Name: Daniel P. Glennon

Title: Chief Financial Officer

TEAVANA FRANCHISING CORPORATION

By: /s/ Daniel P. Glennon

Name: Daniel P. Glennon

Title: Chief Financial Officer

TEAVANA INTERNATIONAL, INC.

By: /s/ Daniel P. Glennon

Name: Daniel P. Glennon

Title: Chief Financial Officer

TEAVANA GIFT COMPANY

By: /s/ Daniel P. Glennon

Name: Daniel P. Glennon

Title: Chief Financial Officer

FIFTH THIRD BANK

By: /s/ Robby Cohenour

Name: Robby Cohenour

Title: Officer